Exhibit 2.1
                                     BYLAWS

                                       OF

                         CAPITAL DEVELOPMENT GROUP, INC.
                             AMENDED JANUARY 6,1994

                                    ARTICLE I
                                     OFFICES

         Section 1. The Corporation's registered office shall be located at 851 SW Sixth Avenue, Suite 1500, Portland, Oregon 97204.

         Section 2. The Corporation may also have offices at other locations either within or without the state of Oregon, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE 11
                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings of the shareholders shall be held at the office of the Corporation or at such other place as shall be determined by the Board of Directors.

         Section 2. An annual meeting of the shareholders shall be held for the purpose of electing directors and the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Oregon, such meeting shall be held on the next succeeding business day.

         Section 3. Special meetings of the shareholders, for any purpose or purposes. unless otherwise prescribed by statute, may be called by the Chief Executive Officer of the Corporation or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting.

         Section 4. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose, or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the officer or person calling the meeting, to each shareholder at his address as it appears on the Corporation's records.

         Section 5. The holders of a majority of the outstanding shares, represented either in person or by proxy, shall constitute a quorum at all shareholders' meetings for the transaction of business. If a quorum is not present or represented at any shareholders' meeting, the shareholders present in person or represented by proxy, shall have the power, without notice other than an announcement at the meeting, to adjourn the meeting from time to time until a quorum shall be present or represented. At any adjourned meeting in which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

         Section 6. When there is a quorum at any meeting. the vote of a majority of the shares represented shall decide any question brought before the meeting, unless the laws of the state of Oregon impose a different requirement.


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         Section 7. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. A shareholder may vote either in person or by a proxy appointed in writing by the shareholder or by his duly authorized attorney-in- fact, No proxy shall be valid after eleven
(11) months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of directors of the Corporation shall be not less than one nor more than five, who shall be elected at the annual meeting of the shareholders. Directors need not be residents of the state of Oregon or shareholders of the Corporation.

         Section 2. The business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 3. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term, of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 4. Meetings of the Board of Directors, regular or special, may be held either within or without the state of Oregon.

         Section 5. The regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders.

         Section 6. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, or any one director. The person or per-sons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

         Section 7.  Notice of any special  meeting  shall be given at least two
(2) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of. any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting,

         Section 8. A majority of the total number of directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. The act of the majority of the directors present at a meeting attended by a quorum shall be the act of the Board of Directors.


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                                   ARTICLE IV
                  INFORMAL ACTION BY DIRECTORS OR SHAREHOLDERS

         Section 1. Whenever, under the provisions of the Oregon Business Corporation Act or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean only personal notice, but such notice may be given in writing and mailed, postage prepaid, to a director or shareholder, at his address that appears on the Corporation's records. The notice shall be deemed to be given at the time when it is deposited in the United States mail.

         Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of the Oregon Business Corporation Act or by these Bylaws, a waiver signed at any time by the person entitled to this notice shall be deemed equivalent to the giving of this notice. Attendance at a meeting shall constitute a waiver of notice of the meeting, except where an individual attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened.

         Section 3. Any action required by the Oregon Business Corporation Act to be taken at a meeting of the directors or shareholders, or any other action which may be taken at such a meeting, may be taken without a meeting if all of the directors or shareholders entitled to vote on the question consent 'in writing to the action.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The principal officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents (if deemed appropriate), a Secretary and a Treasurer (if deemed appropriate), each of whom shall be elected by the Board of Directors. The Corporation may also have a Chairman of the Board of Directors, and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may delegate the power of appointment and removal, and the power to fix the compensation of such other officers and assistant officers, agents, and employees to any officer of the Corporation. Any two or more offices may be held by the same person.

         Section 2. The Board of Directors at its annual meeting shall choose a Chief Executive Officer, a President, one or more Vice Presidents (if deemed appropriate), a Secretary and a Treasurer (if deemed appropriate), none of whom need be a member of the Board of Directors.

         Section 3. The Board of Directors may elect or appoint other agents and officers. The salaries, the term of office, the duties and the authority of all officers of the Corporation shall be fixed by the Board of Directors.

         Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served. If the office of any of the officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                             CHIEF EXECUTIVE OFFICER

         Section 5. The Chief Executive Officer shall preside at all meetings of the shareholders and Board of Directors; he shall have general and active management of the business of the Corporation; and he shall supervise the execution of all orders and resolutions of the Board of Directors.
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         Section 6. The Chief  Executive  Officer  shall  normally  execute  all documents except when the law or when the Board of Directors requires or authorizes another agent to execute a document.

                                    PRESIDENT

         Section 7. The President shall perform such duties as prescribed by the Board of Directors.

                                 VICE PRESIDENT

         Section 8. In the absence or disability of the Chief Executive Officer or President, the Vice Presidents, in the order of their rank as fixed by the Board of Directors, shall perform the duties and exercise the powers of the Chief Executive Officer or President as necessary. Each Vice President shall perform such other duties as the Board of Directors shall prescribe.

                                    SECRETARY

         Section 9. The Secretary shall attend all sessions of the shareholders and Board of Directors and record the minutes of all proceedings in a book to be kept for that purpose, and shall perform similar duties for any committee when required. He shall give, or cause to be given, notice of all meetings to the shareholders and members of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, who shall supervise the Secretary. If no Treasurer is elected, the Secretary shall perform the duties of the Treasurer as set forth below.

                                    TREASURER

         Section 10. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the corporate books, and shall deposit all monies and other valuables in the name and to the credit of the Corporation, in the depositories designated by the Board of Directors.

         Section 11 The Treasurer shall disburse the funds of the Corporation when proper to do so, and obtain receipts for the disbursements, and he shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                                   ARTICLE VI
                             CERTIFICATE FOR SHARES

         Section 1. The shares of the Corporation shall be represented by certificates signed by the Chief Executive Officer and Secretary.

         Section 2. A now stock certificate shall be issued to the person entitled to the certificate upon surrender to the Corporation or its transfer agent of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the old certificate shall be cancelled and the transactions shall be recorded upon the books of the Corporation.

         Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation and which is alleged to have been lost or destroyed, if the person making the allegations supplies the Corporation with an affidavit of the alleged facts. When authorizing such issue of a new certificate. the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the alleged lost or destroyed certificate, or his legal representative, to advertise the same in a manner required by the Board of Directors and/or give the Corporation an indemnity bond in an amount sufficient to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

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                                   ARTICLE VII
                               GENERAL PROVISIONS

         All checks or demands for money and notes of the Corporation shall he signed by the officer or officers or other person or persons that the Board of Directors designate.

                                  ARTICLE VIII
                                   AMENDMENTS

         The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any duly and regularly ca1led and held meeting of the Board of Directors.

                                   ARTICLE IX
                       INDEMNITY OF DIRECTORS AND OFFICERS

         In furtherance and not in limitation of the powers conferred by statute:

         Section 1.        Authority to Indemnify.

                  (a) Subject to Section 4, the Corporation shall indemnify an individual, who is made a party to a proceeding because the individual is or was a director, against liability incurred in a proceeding if:

                      (i)      The conduct of the individual was in good faith;

                      (ii)  The   individual   reasonably   believed   that  the
individual's conduct was in the best interests of the Corporation, or at least not opposed to its best interest; and

                      (iii)  In  the  case  of  any  criminal  proceeding,   the
individual had no reasonable cause to believe the individual's conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (ii) of subsection (a) of this section.

         (c) The termination of a proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d) The Corporation may not indemnify a director under this section:

            (i) In connection with the proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

            (ii) In connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit. was improperly received by the director.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.


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         Section 2.        Advance for Expenses.

         (a) Subject to Section 4, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

            (i) The director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section I of this Article; and

            (ii) The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

         (b) The undertaking required by paragraph (ii) of subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         Section 3. Court ordered Indemnification. A director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the com after giving any notice the court considers necessary, may order indemnification if it determines:

         (a) The director is entitled to indemnification under Section 7 of this
Article in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification; or

         (b) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section I of this Article or was adjudged liable whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

         Section 4. Determination and Authorization of Indemnification.

         (a) The Corporation may not indemnify a director under Section I of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible under the circumstances because the director has met the standard of conduct set forth in
Section I of this Article.

         (b) A determination that indemnification of a director is permissible shall be made:

             (i) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding-,

             (ii) If a quorum cannot be obtained under paragraph (i) of this subsection, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. However, il4wors who are parries to the proceeding may participate in designation of the committee;


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             (iii) By special legal  counsel  selected by the Board of Directors or its committee in the manner prescribed in paragraph (i) or (ii) of this subsection or, if a quorum of the Board of Directors cannot be obtained under paragraph (i) of this subsection and a committee cannot be designated under paragraph (ii) of this subsection, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding; or

             (iv) By the shareholders.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (ii) of subsection (b) of this section to select counsel.


         Section 5.        Indemnification or Officers, Employees and Agents.

         (a) An officer of this Corporation is entitled to mandatory indemnification under Section 7 and is entitled to apply for court ordered indemnification under Section 3 of this Article, in each case to the same extent as a director under this Article.

         (b) Subject to Section 4, the Corporation shall indemnify and advance expenses under all other sections of this Article to an officer, employee or agent of the Corporation to the same extent as to a director.

         Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation may purchase and maintain the insurance even if the Corporation has no power to indemnify the individual against the same liability under this Article.

         Section 7. Mandatory Indemnification. Notwithstanding the foregoing, the Corporation shall indemnify a director who is wholly successful on the merits or otherwise in the defense of any proceeding to which the director was a party because of being a director against reasonable expenses incurred by the director in connection, with the proceeding.